                           DEUTSCHE BANC ALEX. BROWN

                         Deutsche Bank Securities Inc.
                         130 Liberty Street, 33rd Floor
                           New York, New York 10006
                                 877-305-4920

          OFFER TO EXCHANGE EACH OUTSTANDING AMERICAN DEPOSITARY SHARE (EACH AMERICAN DEPOSITARY SHARE REPRESENTS 68 SHARES OF COMMON STOCK)

                                      OF

                                  GENER S.A.

               FOR SHARES OF COMMON STOCK OF THE AES CORPORATION
                             HAVING A VALUE OF $16

                                      BY

                         MERCURY CAYMAN CO. III, LTD.
                         A WHOLLY OWNED SUBSIDIARY OF

                              THE AES CORPORATION

THE U.S. OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, DECEMBER 11, 2000, UNLESS EXTENDED. GENER AMERICAN DEPOSITARY SHARES TENDERED PURSUANT TO THE U.S. OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE U.S. OFFER


                                                               November 9, 2000

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed by Mercury Cayman Co. III, Ltd. (the "Purchaser"), a limited company organized under the laws of the Cayman Islands and a wholly owned subsidiary of The AES Corporation, a Delaware corporation ("AES"), to act as dealer manager in the United States (the "Dealer Manager") in connection with the Purchaser's offer to exchange for each American Depositary Share (each, an "ADS") of Gener S.A., a publicly traded stock corporation organized under the laws of the Republic of Chile ("Gener") a fraction of a share of common stock, par value $0.01 per share, of AES having a value of $16.00, upon the terms and subject to the conditions set forth in the Prospectus dated November 9, 2000 (which together with the related ADS Letter of Transmittal and ADS Notice of Guaranteed Delivery constitute the "U.S. Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold ADSs in your name or in the name of your nominee.

     THE U.S. OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) GENER SHAREHOLDER APPROVAL AT A GENER SHAREHOLDERS' MEETING OF CERTAIN AMENDMENTS TO GENER'S BYLAWS AND THE EFFECTIVENESS UNDER CHILEAN LAW OF SUCH AMENDMENTS, (II) THAT AES IS SATISFIED, IN ITS SOLE DISCRETION, THAT THE PROPOSED TRANSACTION BETWEEN GENER AND TOTALFINAELF HAS BEEN TERMINATED OR WILL NOT PROCEED, (III) THAT AES HAS PURCHASED GENER SHARES IN THE CHILEAN OFFER, (IV) THAT THE LOW PER SHARE SELLING PRICE OF AES SHARES ON THE NEW YORK STOCK EXCHANGE ON ANY NEW YORK STOCK EXCHANGE TRADING DAY BETWEEN THE DATE OF THE U.S. OFFER AND THE EXPIRA-

TION OF THE U.S. OFFER, INCLUDING ANY EXTENSIONS THEREOF, NOT HAVING BEEN LESS THAN $50, AND (V) OTHER CUSTOMARY TERMS AND CONDITIONS DESCRIBED IN THE SECTION CAPTIONED "OUR OFFER--CONDITIONS OF OUR OFFER" IN THE PROSPECTUS.

     AES expressly reserves the right to (i) extend, amend or modify the terms of the U.S. Offer in any manner and (ii) withdraw or terminate the U.S. Offer and not accept for exchange any ADSs if any of the conditions to the U.S. Offer is not satisfied.

     For your information and for forwarding to those of your clients for whom you hold ADSs registered in your name or in the name of your nominee(s), we are enclosing the following documents:

     1.   The Prospectus, dated November 9, 2000;

     2. A printed form of letter that may be sent to your clients for whose account you hold ADSs registered in your name or in the name of a nominee(s), with space provided for obtaining such clients' instructions with regard to the U.S. Offer;

     3. The ADS Letter of Transmittal (together with accompanying Substitute Form W-9) to be used by holders of ADSs in tendering ADSs;

     4. The ADS Notice of Guaranteed Delivery to be used to tender ADSs into the U.S. Offer if ADRs evidencing ADSs and all other required documents are not immediately available or cannot be delivered to the Exchange Agent by the Expiration Date or if, in the case of book-entry delivery of ADSs, the procedures for book-entry transfer set forth under the section "OUR OFFER--Procedure for Accepting Our Offer" of the Prospectus cannot be completed by the expiration date of the U.S. Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of the gross proceeds payable to such stockholder or other payee pursuant to the U.S. Offer; and

     6. The return envelope addressed to ChaseMellon Shareholder Services, L.L.C. (the "Exchange Agent") for your use only.

     AES will not pay any fees or commissions to any broker or dealer or any other person (other than the fees of the Dealer Manager and the Information Agent as described in the Prospectus) in connection with the solicitation of tenders of ADSs. AES will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients. AES will pay or cause to be paid any ADS transfer taxes with respect to the transfer and sale of ADSs to it or its order pursuant to the U.S. Offer, except as otherwise provided in Instruction 6 of the ADS Letter of Transmittal.

     Shares of common stock, no par value of Gener ("Shares"), except insofar as they are represented by ADSs, cannot be tendered by means of the ADS Letter of Transmittal. Shares beneficially owned or held of record by persons cannot be tendered pursuant to the U.S. Offer and can only be tendered pursuant to AES's concurrent Chilean offer. Additional information on the Chilean offer may be obtained from Deutsche Bank Corredores de Bolsa, the Dealer Manager for the Chilean offer. PLEASE NOTE, HOWEVER, THAT DOCUMENTATION ON THE CHILEAN OFFER WILL NOT BE AVAILABLE IN ENGLISH.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, DECEMBER 11, 2000, UNLESS THE U.S. OFFER IS EXTENDED.

YOUR ATTENTION IS INVITED TO THE FOLLOWING:

     1. The consideration per ADS is a fraction of an AES share having a value of $16. THE U.S. OFFER IS OPEN TO ALL HOLDERS OF ADSs.

     2. The U.S. Offer is being made for any and all outstanding ADSs of Gener. The fraction of an AES share into which each ADS of Gener will be exchanged in the U.S. Offer will be determined by dividing $16 by the average of the high and low selling prices per share of AES common stock on the New York Stock Exchange, as reported on the New York Stock Exchange Composite Transaction Tape, for each of the ten New York Stock Exchange trading days ending on the second New York Stock Exchange trading day immediately prior to the date on which the U.S. Offer expires.

     3. Tendering holders will not be obligated to pay transfer taxes, except as set forth in Instruction 6 of the ADS Letter of Transmittal, on the transfer of ADSs pursuant to the U.S. Offer. However, U.S. federal income tax backup withholding at a rate of 31% may be required, unless the required taxpayer identification information is provided. See Instruction 11 of the ADS Letter of Transmittal.

     4. The U.S. Offer and Withdrawal Rights will expire at 12:00 midnight, New York City time, on Monday, December 11, 2000, unless the U.S. Offer is extended.

     5. As of the date hereof, the Board of Directors of Gener has not reviewed the Offers and has not taken a position with respect to the U.S. Offer.

     6. Notwithstanding any other provision of the U.S. Offer, the exchange of a fraction of an AES share having a value of $16 for each ADS pursuant to the U.S. Offer will, in all cases, be made only after timely receipt by the Exchange Agent of (a) ADRs, as appropriate pursuant to the procedures set forth under the section "OUR OFFER--Procedure for Accepting Our Offer" of the Prospectus, or a timely book-entry confirmation with respect to such ADSs, (b) the ADS Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Prospectus) in connection with a book-entry transfer, and (c) any other documents required by the U.S. Offer.

     7. The Purchaser's obligation to exchange AES shares for ADSs is subject to a number of conditions, including (i) Gener shareholder approval at a Gener shareholders' meeting of the amendments to Gener 's Bylaws and the effectiveness under Chilean law of such amendments, (ii) that AES is satisfied, in its sole discretion that the proposed transaction between Gener and TotalFinaElf has been terminated or will not proceed, (iii) that AES has purchased Gener shares in the Chilean Offer, (iv) that the low per share selling price of AES common stock on the New York Stock Exchange on any New York Stock Exchange trading day between the date of the U.S. Offer and the expiration of the offer, including any extensions thereof, not having been less than $50 and (v) other customary terms and conditions described in the section captioned "OUR OFFER--Conditions of Our Offer."

     In order to tender ADSs into the U.S. Offer: (i) a duly executed and properly completed ADS Letter of Transmittal or a copy thereof and any required signature guarantee or other required documents should be sent to the Exchange Agent; and (ii) ADRs representing the tendered ADSs or a timely Book-Entry Confirmation (as defined in the Prospectus) should be delivered to the Exchange Agent in accordance with the instructions set forth in the ADS Letter of Transmittal and the Prospectus.

     If holders of ADSs wish to tender, but it is impracticable for them to forward their ADRs or other required documents or complete the procedures for book-entry transfer prior to the expiration date, a tender may be effected by following the guaranteed delivery procedures specified under the section "OUR OFFER--Procedure for Accepting Our Offer" of the Prospectus.

     Any inquiries you may have with respect to the U.S. Offer should be addressed to Deutsche Bank Securities Inc., the Dealer Manager for the U.S. Offer, or to D.F. King & Co., Inc., the Information Agent for the U.S. Offer, at their respective addresses and telephone numbers set forth on the back cover of the Prospectus.

     Requests for additional copies of the enclosed materials may also be directed to the Dealer Manager or to the Information Agent.


                                      Very truly yours,




                                      DEUTSCHE BANK SECURITIES INC.



     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, AES, THE DEALER MANAGER, THE EXCHANGE AGENT, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE U.S. OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.


                                       3